UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
February 28, 2024
(Date of earliest event reported)

APPLIED DIGITAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	001-31968	95-4863690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3811 Turtle Creek Blvd.,	Suite 2100,	Dallas,	TX	75219
(Address of principal executive offices)				(Zip Code)
214-427-1704
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
o    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
o    Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. o
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	APLD	Nasdaq Global Select Market

Item 1.01 Entry into a Material Definitive Agreement.
On February 28, 2024, APLD GPU-01, LLC (the “Borrower”), a wholly-owned subsidiary of Applied Digital Corporation (the “Company”), entered into a Loan Agreement with Cornerstone Bank, a North Dakota state chartered bank (the “Lender”) (the “Loan Agreement”) pursuant to which the Lender loaned the principal amount of $16,000,000 to the Borrower with a maturity date of March 1, 2029 (the “Loan”).
The Loan Agreement provides for an interest rate of 8.590% per annum. The proceeds of the Loan will be used to finance, in part, existing improvements to real property. Pursuant to the Loan Agreement, the Borrower will maintain (1) a minimum Debt Service Coverage Ratio (as defined in the Loan Agreement) of 1.20 to 1.00 (Pre-Distribution (as defined in the Loan Agreement)) as of each fiscal year end and (2) a minimum Debt Service Coverage Ratio of 1.00 to 1.00 (Post-Distribution (as defined in the Loan Agreement)) as of each fiscal year end. The Loan Agreement contains events of default and other covenants customary for such an agreement.
The Loan is secured by a security interest in the personal property of the Borrower as set forth in the Security Agreement, dated as of February 28, 2024, by and between the Borrower and the Lender (the “Security Agreement”). Each of the Company, SAI Computing, LLC, a wholly-owned subsidiary of the Company (the “SAI”) and APLD Hosting, LLC, a wholly-owned subsidiary of the Company (“APLD Hosting”) made a Guaranty, dated February 28, 2024, in favor of the Lender (each, a “Guaranty”) pursuant to which each of the Company, SAI and APLD Hosting unconditionally guaranteed the Borrower’s obligations to the Lender.
In connection with the Loan Agreement, on February 28, 2024, the Company, as grantor, entered into a Collateral Assignment of Customer GPU Contracts and Consent (the “Assignment of GPU Contracts”) with the Lender, pursuant to which the Company granted a security interest in multiple Terms of Service Agreements for High Performance Computing (HPC) based systems related to AI Cloud Computing Services, which are to be serviced at the Jamestown Facility (as defined below), to the Lender. The security interest granted under the Assignment of GPU Contracts shall be terminated upon the payment in full of the Loan and the release or assignment of the Security Instrument (as defined in the Loan Agreement).
As previously disclosed, Starion Bank and APLD Hosting entered into that certain loan agreement dated July 25, 2022, pursuant to which Starion Bank provided a term loan to APLD Hosting that was secured, in part, by a mortgage on APLD Hosting’s Jamestown, North Dakota hosting facility (the “Jamestown Facility”). On February 28, 2024, Starion Bank entered into a Consent to Transfer in Real Property Subject to Mortgage and Subordination Agreement (the “Subordination Agreement”), pursuant to which Starion Bank agreed to subordinate its mortgage priority in the Jamestown Facility to the Lender.
The foregoing description of the Loan Agreement, the Security Agreement, each Guaranty, the Assignment of GPU Contracts and the Subordination Agreement is qualified in its entirety by reference to the Loan Agreement, the Form of Guaranty, the Assignment of GPU Contracts and the Subordination Agreement respectively, which are filed as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5 to this Form 8-K and are incorporated herein by reference.
A press release announcing the Loan was issued on March 5, 2024 and is filed as Exhibit 99.1 to this Form 8-K.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information provided in response to Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits
EXHIBIT INDEX

Exhibit No.	Description

10.1**	Loan Agreement, dated as of February 28, 2024, by and between APLD GPU-01, LLC and Cornerstone Bank.
10.2	Security Agreement, dated as of February 28, 2024, by and between APLD GPU-01, LLC and Cornerstone Bank.
10.3	Form of Guaranty Agreement, dated as of February 28, 2024, made by each of Applied Digital Corporation, SAI Computing, LLC and APLD Hosting, LLC in favor of Cornerstone Bank.
10.4	Consent to Transfer Interest in Real Property Subject to Mortgage and Subordination Agreement, dated as of February 28, 2024, made by Starion Bank, in favor of APLD Hosting, LLC.
10.5**	Collateral Assignment of Customer GPU Contracts and Consent, dated as of February 28, 2024, by Applied Digital Corporation, in favor of Cornerstone Bank.
99.1	Press release dated March 5, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

** Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K. The omitted information is not material and would likely cause competitive harm to the registrant if publicly disclosed.

SIGNATURE

Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:	March 5, 2024	By:	/s/ David Rench
		Name:	David Rench
		Title:	Chief Financial Officer